UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2022

Coinbase Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40289	46-4707224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address Not Applicable(1)	Address Not Applicable(1)
(Address of principal executive offices)	(Zip Code)
Not Applicable(1)
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value	COIN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

(1) We are a remote-first company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, stockholder communications required to be sent to our principal executive offices may be directed to the email address set forth in our proxy materials and/or identified on our investor relations website.

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 1, 2022, Coinbase Global, Inc. (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”). The Company’s stockholders voted on four proposals at the Annual Meeting, each of which is described below as well as more fully in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2022, as supplemented on May 10, 2022 (the “Proxy Statement”). At the start of the Annual Meeting, there were 106,190,923 shares of the Company’s Class A Common Stock, par value $0.00001 (the “Class A Common Stock”) and 48,293,094 shares of the Company’s Class B Common Stock, par value $0.00001 (the “Class B Common Stock”) present in person or by proxy, together representing 94.06% of the combined voting power of all issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote at the Annual Meeting, which constituted a quorum for the transaction of business. In deciding the proposals at the Annual Meeting, the holders of the Company’s Class A common stock were entitled to one vote for each share held as of the close of business on April 8, 2022 (the “Record Date”) and the holders of the Company’s Class B common stock were entitled to twenty votes for each share held as of the close of business on the Record Date. The Class A Common Stock and Class B Common Stock voted as a single class on all matters.

At the Annual Meeting, the Company’s stockholders voted on the following proposals:

1.To elect Frederick Ernest Ehrsam III, Tobias Lütke, and Fred Wilson to serve until the Company’s 2023 annual meeting of stockholders or until such director’s successor is duly elected and qualified.
2.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.
3.To approve, on a non-binding advisory basis, the compensation paid by the Company to its named executive officers as disclosed in the Proxy Statement.
4.To select, on a non-binding advisory basis, whether future advisory votes on the compensation paid by the Company to its named executive officers should be held every one, two or three years.

The final voting results for each of these proposals are as follows:

Proposal 1: Election of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Frederick Ernest Ehrsam III	1,009,332,087	17,380,053	45,340,663
Tobias Lütke	1,026,120,329	591,811	45,340,663
Fred Wilson	1,010,785,572	15,926,568	45,340,663

Each of the three nominees for director was elected to serve until the Company’s 2023 annual meeting of stockholders and until his successor has been duly elected and qualified.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,071,266,018	604,157	182,628	—

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Proposal 3: Advisory Vote on the Compensation of the Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,023,716,953	2,774,563	220,624	45,340,663

The stockholders approved, on an advisory basis, the compensation paid by the Company to its named executive officers.

Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Named Executive Officers.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
40,420,297	2,803,546	983,356,865	131,432	45,340,663

The stockholders advised that they were in favor of three years as the frequency of holding future advisory votes on the compensation of the Company’s named executive officers. In accordance with the voting results for this proposal, the Company’s board of directors has determined that the Company will conduct future advisory votes regarding the compensation of its named executive officers every three years. This policy will remain in effect until the next required stockholder vote on the frequency of advisory votes on the compensation of named executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COINBASE GLOBAL, INC.

Date: June 3, 2022	By:	/s/ Alesia J. Haas
Alesia J. Haas
Chief Financial Officer